                                                                   EXHIBIT 10.21


                               SUBLEASE AGREEMENT
                               ------------------


     THIS SUBLEASE AGREEMENT (this "Sublease"), dated as of December 1, 1999, is made by and between CREATIVE COMPUTERS, INC., a Delaware corporation ("Sublessor") and uBID, INC., a Delaware corporation ("Sublessee").

1.  Premises.  Sublessor hereby subleases to Sublessee and Sublessee hereby
    --------
subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain improved space (the "Subleased Premises") consisting of approximately seventy thousand (70,000) rentable square feet, situated in that certain industrial building (the "Building") located at 4715 East Shelby Drive, Memphis, Tennessee 38118. A depiction of the Subleased Premises is attached hereto as Exhibit "A."
                               ----------

2.  Master Lease.  Sublessor is the lessee of the Subleased Premises and other
    ------------
additional office space by virtue of that certain Industrial Lease Agreement dated September 15, 1995 (the "Master Lease"), between Mercy Capital Center Joint Venture, successor in interest to Corporate Estates, Inc., a California corporation ("Master Landlord") and Sublessor, as lessee, a copy of which is attached hereto as Exhibit "B." Additionally, the parties acknowledge and agree
                   ----------
that the Master Lease is subject to that certain Payment in Lieu of Taxes Lease between the Industrial Development Board of the City of Memphis and the County of Shelby, Tennessee ("IDB"), as landlord, and Master Landlord, as tenant. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Master Lease. Sublessor hereby represents and warrants to Sublessee that Sublessor is not in default under the Master Lease nor is Sublessor aware of any default of Master Landlord under the Master Lease.

3.  Term.
    ----

    3.1  Term.  The term (the "Term") of this Sublease shall commence on the
         ----
"Commencement Date" (as defined below) and expire on the date that the last business day of the calendar month twenty-two (22) months following the Commencement Date, unless sooner terminated pursuant to any provision hereof. The parties acknowledge and agree that the Commencement Date shall occur on the later of (i) the date that Sublessor delivers written notice to Sublessee that "Substantial Completion" of the Tenant Improvements (as defined and pursuant to
Section 8, below) has occurred, or (ii) the date the parties obtain Master
---------
Landlord's consent pursuant to Section 6 below.
                               ---------
    3.2  Early Occupancy.  In the event that Sublessee occupies the Subleased
         ---------------
Premises for business purposes prior to the Commencement Date, such occupancy shall be subject to all provisions hereof, and such occupancy shall not advance the termination date.

4.  Rent.
    ----

    4.1  Basic Rent.  Sublessee shall pay to Sublessor monthly in advance, on
         ----------
the first (1st) day of each month during the Term, rent (the "Basic Rent") for the Subleased Premises in an amount equal to (a) Sixteen Thousand Six Hundred Twenty-Five and No/100 Dollars ($16,625.00), less (b) the Amortized Tenant Improvement Cost (as defined below). The Amortized Tenant Improvement Cost is equal to the quotient of (i) the actual incurred Tenant Improvement Costs (as defined in Section 8(a) below), divided by (ii) twenty-two (22). Rent for any
           ------------
period during the Term hereof which is for less than one (1) month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

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     4.2  Additional Rent.
          ---------------

          (a) Sublessee shall pay to Sublessor as additional rent for the Subleased Premises Sublessee's proportionate share ("Sublessee's Proportionate Share") of Tenant's proportionate share of all Additional Rent and "operating expenses" (as defined and pursuant to Section 6 of the Master Lease) and real estate taxes and other impositions. Sublessee's Proportionate Share shall be equal to the fraction, the numerator consisting of the then existing rentable square feet of the Subleased Premises and the denominator consisting of 325,000. Sublessee shall pay Sublessor's Proportionate Share of Additional Rent to Sublessor within ten (10) days of invoice.

          (b) In addition, to the extent that during the term hereof, Sublessee requires extraordinary services or any resource in excess of that customarily supplied to Sublessor's other premises under the Master Lease, Sublessee shall contract, at Sublessee's sole costs and expense, with Master Landlord for such services. Sublessor and Sublessee acknowledge and agree that Sublessee shall not be required to pay any additional charge for basic services Master Landlord is required to so provide without additional charge to Sublessor pursuant to
Section 6 of the Master Lease.

     4.3  Payment of Rent and Consent to Sublease.  Notwithstanding anything to
          ---------------------------------------
the contrary contained herein, Basic Rent and Additional Rent shall be payable in the amounts and at the times set forth in this Section 4 regardless of the
                                                  ---------
date that the parties hereto receive Master Landlord's consent to this Sublease pursuant to Section 6 below. In the event, however, Master Landlord denies or
            ---------
fails to consent to this Sublease prior to the expiration of the Approval Period (as defined in Section 6 below), Sublessee shall be entitled to the prompt
               ---------
return of all rent paid applicable to the period following the date Master Landlord denied the approval of this Sublease and this Sublease shall be of no further force or effect and the parties hereto shall have no further obligation to each other.

5.  Use.  The Subleased Premises shall be used and occupied for office,
    ---
warehouse and distribution of computers and related equipment and other uses related to Sublessee's business any other uses permitted under the Master Lease. Sublessee's business shall be conducted throughout the term hereof so as not to violate any term, provision or condition of the Master Lease. Sublessee shall comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record and requirements in effect during the term hereof regulating the use by Sublessee of the Subleased Premises; provided however, Sublessee shall not be responsible for violations of applicable law relating to the Subleased Premises occurring prior to Sublessee's occupancy of the Subleased Premises.

6.  Consent of Master Landlord.  The parties hereto acknowledge that the Master
    --------------------------
Lease requires that Sublessor obtain the consent of Master Landlord to any subletting of the Subleased Premises. Therefore Sublessor and Sublessee agree that this Sublease shall be terminated pursuant to Section 31 below unless,
                                                   ----------
within thirty (30) days of the date hereof (the "Approval Period"), Master Landlord grants its express consent to the terms and conditions of this Sublease.

7.  Environmental Matters.
    ---------------------

    (a)  For purposes of this Sublease:

         (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Subleased Premises or the Building so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

         (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning Hazardous Substances, and the protection of human health, safety and the environment, all as may be amended from time to time.

         (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA") and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.


     (b) Sublessee represents that all its activities on the Subleased Premises or the Building during the course of this Sublease will be conducted in compliance with Environmental Laws. Sublessee warrants that at its warehouse facilities (i) to Sublessee's actual knowledge, is currently in compliance with all applicable Environmental Laws and (ii) that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Sublessee of any Environmental Laws. Sublessee, at Sublessee's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws for Sublessee's operation of its business on the Subleased Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Sublessee, at Sublessee's sole cost and expense shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations with any other applicable Environmental Laws. Sublessee warrants that it will apply for all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Sublessee's operation of its business on the Subleased Premises prior to the Commencement Date and will obtain prior to the Commencement Date or as soon thereafter as reasonably possible all such permits, licenses or approvals.

     (c) Sublessee shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Subleased Premises or the Building without the prior written consent of Sublessor, which consent shall not be unreasonably withheld; provided, however, that the consent of Sublessor shall
                       --------  -------
not be required for the use at the Subleased Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Sublessee, at the Subleased Premises, in the routine operation or maintenance of Sublessee's office equipment or in the routine janitorial service, cleaning and maintenance for the Subleased Premises. For purposes of this Section 7,
                                                                  ---------
Sublessor shall be deemed to have reasonably withheld consent if Sublessor determines that the presence of such Hazardous Substance within the Subleased Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building.

     (d) Sublessee shall not cause or permit the release of any Hazardous Substances by Sublessee or its agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Subleased Premises or the Building in any manner that violates any Environmental Laws. If such release shall occur, Sublessee shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination,
(ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws, and (iii) notify and keep Sublessor and Master Landlord reasonably informed of such release and response.

     (e) Sublessee shall under no circumstances whatsoever (i) cause or permit any activity on the Subleased Premises which would cause the Subleased Premises to become subject to regulation as a hazardous waste treatment, storage or under RCRA or the regulations promulgated thereunder; (ii) discharge Hazardous Substances into the storm sewer system serving the Building; or (iii) install any storage tank or underground piping on or under the Subleased Premises.

     (f) Sublessee shall and hereby does indemnify Sublessor and Master Landlord and hold Sublessor and Master Landlord harmless from and against any and all expense, loss, and liability suffered by Sublessor or Master Landlord (with the exception of those expenses, losses, and liabilities arising from Sublessor's or Master Landlord's own negligence or willful act), by reason of Sublessee's improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Sublessee's breach of any of the provisions of this Section 7. Such
                                                              ---------
expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Sublessor or Master Landlord may incur to comply with any Environmental Laws as a result of Sublessee's failure to comply therewith; (ii) any and all costs that Sublessor or Master Landlord may incur in studying or remedying any Contamination at or arising from the Subleased Premises or the Building; (iii) any and all costs that Sublessor or Master Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances;
(iv) any and all fines, penalties or other sanctions assessed upon Sublessor or Master Landlord by reason of Sublessee's failure to comply with Environmental Laws; and (v) any and all legal and professional fees and costs incurred by Sublessor or Master Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Sublease.

     (g) Sublessor and Master Landlord shall have the right, but not the obligation, to enter the Subleased Premises at reasonable times throughout the Term upon two (2) business days prior notice, except in the event of any emergency, to audit and inspect the Subleased Premises for Sublessee's compliance with this Section 7.
                     ---------

8.   Tenant Improvements; Condition of Premises and Alterations.
     ----------------------------------------------------------

     (a) Sublessor shall, at Sublessee's sole cost and expense, acquire, construct and install the tenant improvements (the "Tenant Improvements") as set forth on Exhibit "C" attached hereto. Upon the execution of this Sublease,
         -----------
Sublessee shall deliver to Sublessor, in cash or immediately available funds, Three Hundred Ninety Thousand One Hundred Ninety-Five and No/100 Dollars ($390,195.00) (the "Tenant Improvement Allowance") to be used by Sublessor to pay for the Tenant Improvements. In the event that the cost for the acquisition, installation and construction of the Tenant Improvements (the "Tenant Improvement Costs") is less than the Tenant Improvement Allowance, Sublessor shall return the balance of the Tenant Improvement Allowance to Sublessee, and the parties hereto agree that Basic Rent shall be adjusted as set forth in
Section 4.1. In the event that the Tenant Improvement Costs exceed the Tenant
-----------
Improvement Allowance, Sublessee shall pay the cost of such overage up to Twenty-Five Thousand and no/100 Dollars ($25,000.00) (the "Additional Allowance"). In the event that the Tenant Improvement Costs exceed the sum of Tenant Improvement Allowance and the Additional Allowance, Sublessor shall pay such overage. Sublessor shall deliver written notice to Sublessee upon the occurrence of and evidencing the substantial completion ("Substantial Completion") of the acquisition, construction and installation of the Tenant Improvements, subject to minor punch list items.

     (b) In the event that Sublessee requests in writing a revision in any plans approved by Sublessee relating to the Tenant Improvements or otherwise requests any change to the Tenant Improvements as contemplated in this Sublease, then provided such requested change is acceptable to Sublessor, in Sublessor's reasonable discretion, Sublessor shall advise Sublessee by written change order of any additional cost such change would cause. Sublessee shall approve or disapprove such change order in writing within five (5) days following its receipt. Sublessee's approval of a change order shall not be effective unless accompanied by payment in full of the additional cost, if any, of the tenant improvement work resulting from the change order. It is understood that Sublessor shall have no obligation to interrupt or modify the construction and installation of the Tenant Improvement work pending Sublessee's approval of a change order.

     (c) Except as otherwise set forth in Section 8(a) and Section 8(b) above,
                                          ------------     ------------
the Subleased Premises sublet hereunder shall be taken and leased by Sublessee in their "as is" condition existing as of the date hereof. Except for non-structural alterations costing less than Ten Thousand and No/100 Dollars ($10,000.00), Sublessee shall not make or suffer to be made any alterations, additions or improvements to or of the Subleased Premises or any part thereof without first obtaining the prior written consent of Master Landlord and Sublessor. Sublessor agrees that Sublessor's consent to such alterations, additions or improvements shall not be unreasonably withheld or delayed. In the event Sublessor consents to the making of any alterations, additions or improvements to the Subleased Premises by Sublessee the same shall be made by Sublessee at Sublessee's sole cost and expense. All alterations, additions and improvements made by Sublessee pursuant to this Sublease shall at the expiration of the Term hereof become the property of Sublessor without any additional consideration. Upon the expiration or sooner termination of the Term hereof, Sublessee shall, upon written demand by Sublessor given at least thirty (30) days prior to the end of the term, at Sublessee's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Sublessee, designated by Sublessor to be removed and further, Sublessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Subleased Premises caused by such removal. In all events, Sublessee shall maintain the Subleased Premises in good condition and repair and shall surrender the Subleased Premises to Sublessor upon expiration of this Sublease, or the sooner termination thereof, in good condition and repair, excluding ordinary wear and tear.


9.   Liens.  Sublessee shall keep the Subleased Premises and all alterations,
     -----
additions and improvements thereto, free from any liens arising out of any work performed or obligations incurred by or for Sublessee or materials furnished to Sublessee. Sublessor shall have the right to post notices of no responsibility with respect to any work performed or obligations incurred by or for Sublessee or materials furnished to Sublessee. If Sublessee fails to keep the Subleased Premises free from any such liens and does not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Sublessor shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Sublessor and all expenses incurred by it in connection therewith (including, without limitation, reasonable attorneys, fees) shall create automatically an obligation of Sublessee to pay an equivalent amount as Additional Rent, which Additional Rent shall be payable by Sublessee on Sublessor's demand with interest at the maximum rate per annum permitted by law until paid. Such interest charged shall not constitute Sublessor's exclusive remedy nor compromise or limit any other rights granted Sublessor by this Sublease or by law or equity. Nothing herein shall imply any consent by Sublessor to subject Sublessor's estate to liability under any mechanic's lien law. Sublessee may contest the validity and/or amount of any lien imposed on the Subleased Premises, provided that Sublessee has caused such lien to be released of record by the payment or posting of the proper bond.

10.  Repairs.  Sublessee shall promptly make all repairs to the Subleased
     -------
Premises not required to be made by Master Landlord pursuant to the Master Lease, including, but not limited to special items and equipment installed by or on behalf of Sublessee. Sublessee shall pay for any repairs to the Subleased Premises or the Building made necessary by any act, neglect, misuse or omission of duty by Sublessee or its assignees, subtenants, employees, invitees or their respective agents or other persons permitted in the Subleased Premises or on any other portion of the Building by Sublessee, or any of them, and will maintain the Subleased Premises, and will leave the Subleased Premises upon termination of this Sublease, in a safe, clean, neat and sanitary condition. If Sublessee fails to maintain the Subleased Premises in good order, condition and repair, Sublessor shall give Sublessee notice to do such acts as are reasonably required to so maintain the Subleased Premises. If Sublessee fails to promptly commence such work and diligently prosecute it to completion, Sublessor shall have the right to do such acts and expend such funds at the expense of Sublessee as are reasonably required to perform such work. Prior to commencing any item of repair or maintenance work which is connected to the Building or may affect any structural portion of the Building or any of its basic systems (including, without limitation, air conditioning, heating, plumbing, electrical, and light fixtures), Sublessee shall notify Master Landlord and Sublessor and obtain Master Landlord's and Sublessor's prior written approval of the contractor who will perform such work. Master Landlord or Sublessor may elect to perform the required work at Sublessee's cost. All amounts payable by Sublessee to Sublessor pursuant to this Section 10 shall be paid as Additional Rent within
                           ----------
ten (10) days after Sublessor delivers to Sublessee invoices or cancelled checks evidencing such payment obligations. Notwithstanding the foregoing, the parties hereto acknowledge and agree that Master Landlord shall remain responsible for the performance of all repairs expressly required to be performed by Master Landlord pursuant to the terms and conditions of the Master Lease ("Landlord's Repair Obligations"). Sublessee shall notify both Master Landlord and Sublessor in the event that Master Landlord shall fail to perform Landlord's Repair Obligations. Upon such notification and in addition to such other rights and remedies Sublessor shall have under the Master Lease, Sublessor shall either (i) take reasonable action under the Master Lease to require Master Landlord to perform its obligations thereunder, or (ii) permit Sublessee, with Sublessor's reasonable cooperation, to enforce Master Landlord's repair obligations under the Master Lease.

11.  Damage or Destruction.  In the event of damage or destruction to the
     ---------------------
Building or any part thereof, the Master Lease shall either continue or terminate pursuant to Section 20 of the Master Lease. If the Master Lease
                      ----------
terminates, the Sublease shall also terminate. If the Master Lease does not terminate, then Master Landlord shall commence the necessary repair or restoration of the Building, including that portion of the Subleased Premises, if any, suffering damage or destruction, as required under the Master Lease. Sublessor shall have no responsibility whatsoever for the repair or restoration of the Subleased Premises, it being acknowledged by Sublessee that any repairs must be performed, if at all, by Master Landlord. There shall be no reduction or abatement of rent for any period during which Sublessee is unable to use the Subleased Premises, in whole or in part, due to the repairs or restoration required under this paragraph, unless Sublessor actually receives a reduction or abatement in rent under the terms of the Master Lease and then, only to the extent such reduction or abatement relates to the Subleased Premises. In any event Sublessee shall not be entitled to any insurance proceeds or other remuneration except for insurance proceeds from insurance policies it purchased for its own personal property.

12.  Eminent Domain or Condemnation.  In the event a proceeding in eminent
     ------------------------------
domain or condemnation is instituted against the Building, or any part thereof, the Master Lease shall either continue or terminate pursuant to Section 21 of
                                                                ----------
the Master Lease. If the Master Lease terminates, this Sublease shall also terminate. If the Master Lease does not terminate and the Subleased Premises have not been materially affected, then the Sublease shall continue in full force and effect except that the rental payable hereunder shall be reduced to the extent that rent applicable to the Subleased Premises is equitably reduced under the Master Lease. If the Master Lease does not terminate and the Subleased Premises are materially and substantially affected by the proceeding in eminent domain or condemnation, then Sublessee shall have the right to terminate the Sublease. In any event, Sublessee shall not be entitled to any award of damages for Sublessee's interest in the Subleased Premises. Notwithstanding the foregoing, nothing contained herein shall prevent Sublessee from seeking an award against a taking authority for the taking of personal property and fixtures owned by Sublessee or for moving expenses as a result of such taking; provided however, the award sought and received by Sublessee shall not diminish or affect, in whole or in part the award sought by Master Landlord or Sublessor.

13.  Waiver of Liability; Indemnification.  Without limiting in any way the
     ------------------------------------
effect or generality of all indemnification and waiver provisions contained as part of the terms of the Master Lease, which are incorporated herein pursuant to
Section 15 below, Sublessee hereby agrees that:
----------

     (a) Sublessor shall not be liable to Sublessee, and Sublessee hereby waives all claims against Sublessor, for any injury or damage to any person or property in or about the Subleased Premises by or from any cause whatsoever other than by reason of the negligent acts or willful misconduct of Sublessor.

     (b) Sublessee shall defend, indemnify and hold Sublessor and Master Landlord harmless against any and all claims or liability for any injury or damage to any person or property whatsoever when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same, by Sublessee, its agents, servants, employees, or invitees: (i) occurring in, on, or about the Subleased Premises or any part thereof, and (ii) occurring in, on, or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways or hallways) the use of which Sublessee may have in conjunction with other tenants of the Building.

     (c) Sublessee and Sublessor each hereby, on behalf of itself and all persons and parties claiming under or through it, including without limitation its insurance carrier(s), waives any right of recovery or claim against the other for any damage to or destruction of any property located in or about the Subleased Premises which results from or arises out of any casualty or event insured by any casualty and/or property insurance policy carried by such waiving party, regardless of the cause or origin of such casualty or event, including without limitation, the negligence of Sublessee or Sublessor.

14.  Assignment and Subletting.
     -------------------------

     (a) Sublessee shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Sublease or any interest herein, sub-sublet the Subleased Premises, or suffer any other person to occupy or use the Subleased Premises or any portion thereof, without the prior written consent of Sublessor and Master Landlord as provided herein, nor shall Sublessee permit any lien to be placed on the Sublessee's interest by operation of law or otherwise. Sublessee shall, by written notice, advise Sublessor of its desire from and after a stated date (which shall not be less than ten (10) days nor more than ninety (90) days after the date of Sublessee's notice), to subsublet the Subleased Premises or any portion thereof for any part of the term hereof. Said notice by Sublessee shall state the name and address of the proposed sub-subtenant, together with such proposed sub-subtenant's certified financial statements, and Sublessee shall deliver to Sublessor a true and complete copy of the proposed subsublease with said notice. Sublessor shall not unreasonably withhold its own consent to such sub-sublease, provided Master Landlord shall also give its consent.

     (b) Any sub-subletting hereunder by Sublessee shall not result in Sublessee being released or discharged from any liability under this Sublease. Any consent by Sublessor to any sub-subletting of the Subleased Premises or any part thereof by Sublessee shall not be deemed to be a consent to any other sub-subletting of the Subleased Premises and shall not constitute a waiver of the requirements of Sublessor's consent to any other subsubletting of the Subleased Premises as such requirement is stated herein. Any sale, assignment, encumbrance, subsubletting, occupation, lien or other transfer of this Sublease which does not comply with the provisions of this paragraph shall be voidable and at Sublessor's election shall constitute a default hereunder.

     (c) Sublessee shall pay to Sublessor of all rent received by Sublessee from any sub-subletting hereunder in excess of the rent payable by Sublessee to Sublessor under this Sublease, and any sums paid to Sublessee by any assignee hereunder in consideration of the assignment of this Sublease. Sublessee hereby irrevocably assigns to Sublessor, as security for Sublessee's obligations under this Sublease, all rent from any sub-subletting provided, however, that until the occurrence of an event of default by Sublessee hereunder, Sublessee shall have the right to collect such rent.

15.  Incorporation of Terms of Master Lease.  It is expressly understood,
     --------------------------------------
acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease but only to the extent that the terms of the Master Lease relate to the Subleased Premises, except for (i) the basic rent obligations set forth in Article 4 of the Master Lease, (ii) the Additional Rent obligations set forth in Article 6 of the Master Lease, subject however to Section 4 above and (iii) Articles 16 through 18,
                          ---------
inclusive, 35 through 37, inclusive, 39 and 40 of the Master Lease. Sublessee shall and hereby agrees to be subject to and bound by and to comply with the Master Lease with respect to the Subleased Premises and to satisfy all applicable terms and conditions of the Master Lease for the benefit of both Sublessor and Master Landlord, and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of the Sublessee to pay rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Master Landlord by the Master Lease, as well as any and all rights and remedies granted to Sublessor by this Sublease. It is further understood and agreed that the Sublessor has no duty or obligation to the Sublessee under the Master Lease other than to maintain the Master Lease in full force and effect during the term of this Sublease, provided, however, that Sublessor shall not be liable to Sublessee for any earlier termination of the Master Lease which is not due to the fault of Sublessor. Whenever the provisions of the Master Lease which have been incorporated as provisions of this Sublease require the written consent of the Master Landlord, said provisions shall be construed to require the written consent of both the Master Landlord and the Sublessor. Sublessor hereby covenants that its consent shall not be unreasonably withheld or delayed. Sublessee hereby acknowledges that it has read and is familiar with the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof shall likewise terminate this Sublease. Sublessee further agrees that, in executing this Sublease and assuming the obligations of lessee under the Master Lease (to the extent applicable), it has not been granted any of the rights of Sublessor, as lessee under the Master Lease, such rights being specifically reserved by Sublessor, except to the extent granted to Sublessee hereunder. In the event of any inconsistencies between any of the provisions of this Sublease and the Master Lease, the terms of this Sublease shall govern.

16.  Personal Property Taxes.  Sublessee shall pay or cause to be paid, before
     -----------------------
delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Sublessee's leasehold improvements, equipment, furniture, fixtures and personal property located in the Subleased Premises.

17.  Default and Remedies.
     --------------------

     (a) The occurrence of any one or more of the following events shall constitute a material default and breach of this Sublease by Sublessee:


         (i) The failure by Sublessee to make any payment of rent or any other payment required to be made by Sublessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Sublessor to Sublessee;

         (ii) The abandonment (but not vacation of the Subleased Premises provided Sublessee continue to timely pay all rent due hereunder) of the Subleased Premises by Sublessee;

         (iii) The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by Sublessee, where such failure shall continue for a period of twenty (20) days after written notice thereof by Sublessor to Sublessee. If the nature of such default is such that the same cannot be reasonably cured within such twenty (20) day period, Sublessee shall not be deemed to be in default hereunder if Sublessee shall within such period commence such cure and thereafter diligently prosecute the same to completion, provided Master Landlord has not declared a material default and breach of the Master Lease as a result of Sublessee's failure to cure such default;

         (iv) The making by Sublessee of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Sublessee of a petition to have Sublessee adjudged a bankrupt, or a petition for reorganization or arrangement under any law, now existing or hereafter amended or enacted, relating to bankruptcy or insolvency (unless, in the case of a petition filed against Sublessee, Sublessee has not consented to, or admitted the material allegation of said petition is dismissed within thirty (30) days); or the appointment of a trustee or a receiver (other than in a bankruptcy or insolvency proceeding) to take possession of substantially all of Sublessee's assets located at the Subleased Premises or of Sublessee's interest in this Sublease, where possession is not restored to Sublessee within thirty (30) days; or

         (v) Sublessee causes a material default and breach under the Master Lease.

     (b) In the event of any such material default or breach by Sublessee, Sublessor may, at any time thereafter, with or without notice or demand, and without limiting Sublessor in the exercise of any right or remedy which Sublessor may have hereunder, under the Master Lease as incorporated herein or otherwise at law or in equity by reason of such default or breach, including, but not limited to:

         (i) Terminate this Sublease and Sublessee's right to possession of the Subleased Premises by notice to Sublessee or any other lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Subleased Premises to Sublessor. In such event Sublessor shall be entitled to recover from Sublessee all unpaid installments of rent and other sums due and owing under this Sublease as of the date of Sublessee's default and all damages incurred by Sublessor by reason of Sublessee's default, including, but not limited to:

             (A) The cost of recovering possession of the Subleased Premises; or

             (B) The worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Sublessee proves could be reasonably avoided.

Unpaid installments of rent or other sums shall bear interest from the date due at the highest legal rate permissible in the State where the Subleased Premises are located. In the event Sublessee shall have abandoned the Subleased Premises, Sublessor shall have the option of (1) taking possession of the Subleased Premises and recovering from Sublessee the amounts specified hereinabove, or (2) proceeding under the provisions of the following paragraphs
(ii) and/or (iii).

          (ii) Maintain Sublessee's right to possession, in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Subleased Premises. In such event Sublessor shall be entitled to enforce all of Sublessor's rights and remedies under this Sublease, including, without limitation, the right to recover the rent as it becomes due hereunder. Notwithstanding any election by Sublessor not to terminate this Sublease or Sublessee's right to possession, and whether or not Sublessor has sublet the Subleased Premises or any part thereof as provided hereinabove, Sublessor shall retain the right to and may at any time thereafter elect to terminate this Sublease or Sublessee's right to possession for any default of Sublessee which remains uncured or for any subsequent default of Sublessee by giving Sublessee written notice thereof.

          (iii) Pursue any other remedy now or thereafter available to Sublessor under the laws or judicial decisions of the State in which the Subleased Premises are located.

     (c) No entry or taking of possession of the Subleased Premises or any part thereof by Sublessor, nor any subletting thereof by Sublessor for Sublessee, nor any appointment of a receiver, nor any other act of Sublessor, whether acceptance of keys to the Subleased Premises or otherwise, shall constitute or be construed as an election by Sublessor to terminate this Sublease or Sublessee's right to possession of the Subleased Premises unless a written notice of such election be given to Sublessee by Sublessor.

     (d) In the event Sublessor elects to terminate this Sublease or Sublessee's right to possession hereunder, Sublessee shall surrender and vacate the Subleased Premises in broom-clean condition, and Sublessor may re-enter and take possession of the Subleased Premises and may eject all parties in possession or eject some and not others or eject none. Any personal property of or under the control of Sublessee remaining on the Subleased Premises at the time of such re-entry may be considered and treated by Sublessor as abandoned.

     (e) Termination of this Sublease or Sublessee's right to possession by Sublessor shall not relieve Sublessee from any liability to Sublessor under any provision of this Sublease providing for any indemnification of Sublessor by Sublessee.

18.  Brokers.  Sublessee and Sublessor each represent and warrant to one another
     -------
that no brokers brought about or had any connection with the procuring, execution, or delivery of this Sublease, and each party hereto agrees to indemnify and hold the other harmless against any claims by any broker for services rendered to the indemnifying party in connection with this Sublease.

19.  Insurance.  Sublessee shall during the entire Term of this Sublease,
     ---------
maintain all insurance policies required by Sublessor to be maintained under the Master Lease in accordance with the terms of the Master Lease to the extent applicable to the Subleased Premises. Sublessee shall name Sublessor as an additional insured on all such policies in which Master Landlord is also named as an additional insured.

20.  ADA Compliance.  Sublessee shall, at its sole cost and expense, cause the
     --------------
Subleased Premises to comply at all times with the requirements of the Americans With Disabilities Act (42 U.S.C. (S) 12181 et seq.), the regulations now or hereafter adopted pursuant thereto, and any and all applicable state or local laws, statutes, ordinances, rules and regulations concerning public accommodations for disabled persons now or hereafter in effect. Sublessee shall indemnify, defend (with counsel approved by Sublessor) and hold Sublessor harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, reasonable attorneys' fees and disbursements) arising from Sublessee's failure to comply with this Article.

21.  Systems.  During the term of this Sublease, Sublessee shall have the right
     -------
to use Sublessor's current inventory control and shipping systems ("Systems") to the extent permitted under Sublessor's license ("Sublessor's Licensing Agreement"). Sublessee acknowledges and agrees that its use of the Systems are on an "AS-IS" basis. Sublessee shall not be required to pay any additional amount to Sublessor for the use of Sublessor's License Agreement but may be required to make payment for such use to the licensor thereunder. Sublessee shall pay to Sublessor Sublessee's proportional share of all cost and expense ("Maintenance Costs") necessary for the maintenance and support of the Systems, including, but not limited to Sublessor's cost for personnel to maintain the Systems, in accordance with the schedule attached hereto as Exhibit "D." All
                                                            ----------
Maintenance Costs shall be billed monthly with Basic Rent and shall be payable within five (5) days of demand. All other additional costs incurred by Sublessor as a result of Sublessee's use of the Systems, including but not limited to additional licensing fees and upgrades in software, shall be reimbursed by Sublessee, as additional rent, within five (5) days of demand by Sublessor. Notwithstanding the foregoing, Sublessor shall have no liability whatsoever to Sublessee for any error, act, omission, or failure associated with the Systems or the use by Sublessee thereof, unless such error, act, omission or failure is attributable to Sublessor's willful misconduct or gross negligence. In addition, in no event shall Sublessee be entitled to any reduction in or offset to Basic Rent or Additional Rent hereunder as a result of any such error, act, omission or failure or in the event Sublessee elects at any time to discontinue its use of the Systems. Notwithstanding anything to the contrary contained in that certain Sublease Agreement dated July 1, 1998 (the "Prior Sublease") between Sublessor and Sublessee, Sublessee acknowledges and agrees that following June 30, 2000, either Sublessee or Sublessor shall have the right upon thirty (30) days prior written notice to the other, to terminate Sublessor's Licensing Agreement and (i) Sublessor shall have no liability whatsoever to Sublessee as a result of the same under this Sublease or the Prior Sublease, (ii) this Sublease shall continue in full force and effect, and (iii) Sublessee shall not be entitled to any reduction in or offset to Basic Rent or Additional Rent due hereunder as a result of such termination.

22.  Notices.  All notices and demands which may or are required to be given by
     -------
either party to the other hereunder shall be in writing and shall be personally delivered or sent by United States certified or registered mail, postage prepaid, return receipt requested, or sent by reputable overnight courier (such as Federal Express, UPS or DHL with delivery confirmation) and addressed as follows:

     TO SUBLESSOR:    CREATIVE COMPUTERS, INC.
                      2555 West 190th Street
                      Torrance, California 90504
                      Attn:  Chief Financial Officer

     With a copy to:  MORRISON & FOERSTER LLP
                      19900 MacArthur Boulevard
                      Suite 1200
                      Irvine, California 92612
                      Attention:  William B. Tate II, Esq.

     TO SUBLESSEE:    uBID, INC.
                      2525 Busse Highway
                      Elk Grove Village, Illinois 60007
                      Attn:  Chief Financial Officer

     With a copy to:  WINSTON & STRAWN
                      35 West Wacker Drive
                      Chicago, Illinois  60601-9703
                      Attention:  Helen Shapiro, Esq.

All notices shall be deemed to have been received at the time of delivery, if personally delivered, or three (3) business days after deposit in the United States mail as specified above, if mailed or one (1) business day if sent by overnight courier for next business day delivery. Either party may from time to time change the address for delivery of notices and demands by giving notice of such change as specified above.

Sublessor shall promptly provide Sublessee with a copy of any notice of default under the Master Lease and any notice relating to the Subleased Premises received by Sublessor from Master Landlord. Sublessee shall forward concurrently to Sublessor any notices sent or received from Master Landlord relating to the Subleased Premises.

23.  Hold Over.  In the event of any holding over without the consent of
     ---------
Sublessor beyond the end of the term, this Sublease shall be deemed a tenant at sufferance upon the covenants and conditions herein contained and upon payment of (i) 150% the monthly rental last paid by Sublessee and (ii) prompt reimbursement to Sublessor of all loss, cost, expense and consequential damages incurred by Sublessor as a result of such continued tenancy.

24.  Captions.  The captions of sections of this Sublease are not a part of this
     --------
Sublease and shall have no effect upon the construction or interpretation of any part hereof.

25.  Successors and Assigns.  The covenants and conditions herein contained,
     ----------------------
subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, legal representatives and assigns of the parties hereto.

26.  Attorneys' Fees.  In the event of any legal action or proceeding brought by
     ---------------
either party against the other arising out of this Sublease (an "Action"), the prevailing party shall be entitled to the payment by the losing party of its reasonable attorneys' fees, court costs and litigation expenses, as determined by the court.

27.  Post-Judgment Attorneys' Fees.  The prevailing party in any Action shall be
     -----------------------------
entitled, in addition to and separately from the amounts receivable under
Section 26 above, to the payment by the losing party of the prevailing party's
----------
reasonable attorneys' fees, court costs and litigation expenses incurred in connection with (a) any appellate review of the judgment rendered in such Action or of any other ruling in such Action, and (b) any proceeding to enforce a judgment in such Action. It is the intent of the parties that the provisions of this Section 27 be distinct and severable from the other rights of the parties
     ----------
under this Lease, shall survive the entry of judgment in any Action and shall not be merged into such judgment.

28.  Gender and Number.  Wherever the context so requires, each gender shall
     -----------------
include any other gender, and the singular number shall include the plural and vice-versa.

29.  Cumulative Remedies.  No remedy or election hereunder shall be deemed
     -------------------
exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

30.  Separability.  Any provision of this Sublease which shall prove to be
     ------------
invalid, void or illegal shall. in no way affect, impair, or invalidate any other provision hereof and all such other provisions shall remain in full force and effect.

31.  Effectiveness.  This Sublease shall become effective when executed by all
     -------------
the parties hereto. In the event Master Landlord and IDB, however fail to expressly consent to the same within the Approval Period, this Sublease shall terminate. Sublessor shall return to Sublessee the initial payment of Basic Rent delivered to Sublessor concurrently with the execution hereof by Sublessee, and the parties hereto shall have no further obligation or liability to the other. This Sublease may be executed by telefacsimile.

32.  Quiet Enjoyment.  Upon Sublessee paying all Basic Rent, Additional Rent and
     ---------------
other charges due hereunder and observing and performing all of the covenants, conditions and provisions to be performed by Sublessee hereunder, Sublessee shall have quiet possession of the Subleased Premises for the entire term hereof, subject to all of the provisions of this Sublease and the Master Lease.

33.  Time of the Essence.  Time is of the essence of each provision of this
     -------------------
Sublease where time is an element.

34.  Counterparts.  This Sublease may be executed in counterparts, each is
     ------------
hereby declared to be an original; all, however constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Sublease on the date first above written.


Executed at Torrance, CA                  CREATIVE COMPUTERS, INC.,
on December 1, 1999                       a California corporation


                                          By: /s/ TED SANDERS
                                             -----------------------------------
                                             Name: Ted Sanders
                                                  ------------------------------
                                             Title: Chief Financial Officer
                                                   -----------------------------


                                          By: /s/ SCOTT KLEIN
                                             -----------------------------------
                                             Name: Scott Klein
                                                  ------------------------------
                                             Title: President
                                                   -----------------------------
                                                  "Sublessor" (Corporate Seal)


Executed at Chicago, IL                   uBID, INC., a Delaware corporation
on January 5, 2000
                                          By: /s/ RHYTAS KLEIZA
                                             -----------------------------------
                                             Name: Rhytas Kleiza
                                                  ------------------------------
                                             Title: Director of Distribution
                                                   -----------------------------


                                          By: /s/ TIMOTHY TAKESUE
                                             -----------------------------------
                                             Name: Timothy Takesue
                                                  ------------------------------
                                             Title: Vice President-Merchandising
                                                   -----------------------------
                                                  "Sublessee" (Corporate Seal)